Exhibit 99.1

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

CAPSTAR FINANCIAL HOLDINGS, INC.,

Plaintiff,	Civil Action No.

v.

GAYLON M. LAWRENCE and THE LAWRENCE GROUP,

Defendants.

COMPLAINT

Plaintiff CapStar Financial Holdings, Inc., for its complaint against defendants Gaylon M. Lawrence and The Lawrence Group, states as follows:

NATURE OF THE ACTION

1. This action arises from defendants’ attempt to obtain control of a preeminent Nashville financial institution through a series of false securities filings and violations of federal and state banking laws. Plaintiff CapStar brings this action to enjoin defendants’ ongoing violations of the Securities Exchange Act of 1934, the federal Change in Bank Control Act, and Section 45-2-107 of the Tennessee Code.

2. Defendants Gaylon M. Lawrence and his investment vehicle, The Lawrence Group, have coveted control of CapStar since the bank declared its intention to become a public company in the summer of 2016. Just days after CapStar filed the registration statement for its IPO with the Securities and Exchange Commission, defendants tried to derail the IPO by making an unsolicited offer to acquire the bank. When that offer was rejected by CapStar’s board of directors, defendants approached two of CapStar’s largest stockholders to buy their 30% stake in the bank. Those offers were also rebuffed.

3. But defendants did not abandon their control intentions. This past August, Lawrence began accumulating CapStar’s stock through open market purchases, first disclosing a 6.2% position in the bank in a Schedule 13D filing with the SEC. The federal securities laws governing Schedule 13D filings require investors who cross the 5% threshold to disclose their plans for the issuer. In his Schedule 13D disclosures, Lawrence has repeatedly stated that he has no plan to acquire control of CapStar or to acquire additional CapStar shares.

4. Lawrence’s Schedule 13D filings with the SEC were false when made, and they remain false today. Just two weeks after his initial Schedule 13D filing on August 11, 2017, Lawrence announced to the market that he had acquired an additional 116,000 shares of CapStar — increasing his stake in the bank from 6.2% to 7.2%. In his amended Schedule 13D, however, Lawrence continued to aver — falsely — that he had no plans to acquire control of CapStar or any additional shares. Two weeks later, Lawrence revealed that he had purchased 110,000 more shares of CapStar, bringing his stake from 7.2% to 8.2%. And Lawrence’s buying continued unabated. On October 4 and again on October 17, Lawrence announced that he had increased his position in CapStar by 1% increments, increasing his ownership percentage of CapStar’s stock from 8.2% to 10.2%. Yet each time Lawrence amended his Schedule 13D, he misled the market by falsely claiming he had no plan to acquire control of CapStar or to purchase additional shares in an effort to conceal his creeping takeover efforts from investors.

5. In his attempt to fly under the radar, when Lawrence passed the 10% ownership threshold, he also violated the federal Change in Bank Control Act (“CBCA”). That statute required him to provide written notice and obtain regulatory approval from the Federal Reserve

60 days before crossing the 10% ownership level, at which point he became a presumptive controller of CapStar under federal regulations. The CBCA is designed to give federal and state regulators the opportunity to vet would-be controllers of insured depository institutions like CapStar. But defendants never notified the Federal Reserve before crossing the critical 10% threshold. As owners and controllers of multiple banks, defendants were aware of the requirements of the CBCA, having referenced the statute’s notification rule when they offered to buy the positions of CapStar’s largest stockholders in 2016. They just did not follow the rule this time around. As a result, the regulators have been deprived of their important gatekeeping function. And Lawrence’s Schedule 13D filings are rendered all the more deficient by his failure to disclose his ongoing violation of the CBCA in accumulating his position in the bank’s stock.

6. In addition to these violations of federal law, defendants are violating Tennessee law by controlling banks through a shadowy entity — The Lawrence Group — that appears to have no legal footprint and is not registered with the Federal Reserve as a bank holding company. Under Tennessee law, only companies that are bank holding companies as defined by federal law may control banks. And to be a bank holding company under federal law, a company must obtain prior approval from the Federal Reserve and may not engage in any nonfinancial activities. The Lawrence Group, however, has never registered as a bank holding company with the Federal Reserve, and it cannot become a bank holding company because it is engaged in various impermissible nonfinancial activities.

7. By this action, CapStar, on behalf of itself and its shareholders, seeks declaratory relief and a preliminary and permanent injunction compelling defendants to comply with their federal and state obligations and restraining them from further violations of law.

THE PARTIES

8. Plaintiff CapStar is a corporation and bank holding company organized under the laws of Tennessee with its principal executive office in Nashville, Tennessee. CapStar has been a publicly traded corporation since its initial public offering in September 2016. CapStar’s stock is traded on NASDAQ under the ticker symbol CSTR.

9. Defendant Gaylon M. Lawrence (“Lawrence”) is an investor and the owner of The Lawrence Group, his investment vehicle.

10. Defendant The Lawrence Group, which has its business address in Nashville, Tennessee, manages and controls extensive farm enterprises in Illinois, Missouri, Arkansas, Mississippi and Florida; air conditioning distributorships throughout the country; and six community banks in Arkansas, Missouri and Tennessee.

JURISDICTION AND VENUE

11. This Court has original subject matter jurisdiction over CapStar’s federal claims pursuant to 28 U.S.C. § 1331. The Court has supplemental jurisdiction over CapStar’s state law claims pursuant to 28 U.S.C. § 1367.

12. Venue is proper in the Middle District of Tennessee because plaintiff and defendants have their principal places of business in this district and because the events giving rise to this complaint occurred in this district.

FACTUAL BACKGROUND

A.	CapStar

13. CapStar operates primarily through a wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank and federally insured banking institution. CapStar’s products and services include (i) commercial loans to small-and-medium sized businesses, (ii) commercial real estate loans, (iii) private banking and wealth management, and (iv) correspondent banking services to meet the needs of Tennessee’s smaller community banks.

14. CapStar has extensive, longstanding relationships in the Nashville community and has made locally focused lending the linchpin of its business model. CapStar has seen extensive growth in recent years: from January 2012 through June 2016, CapStar grew its total assets at a compound annual growth rate of 14.5% and its total deposits at a rate of 14.5%. CapStar’s net income increased from roughly $2 million in 2011 to approximately $9.1 million in 2016.

B.	Defendants attempt to disrupt CapStar’s IPO and obtain control of the bank.

15. With CapStar poised for further growth, the bank filed a preliminary prospectus on July 1, 2016, for an initial public offering of its common stock on the NASDAQ Global Select Market. Days later, CapStar’s CEO, Claire W. Tucker, received a call in her office from Lawrence. Lawrence told Tucker that he would like to acquire CapStar and stated that CapStar should be flattered to receive an offer from him. Tucker responded that, consistent with the board’s strategic plan, CapStar believed the best path forward for its shareholders was to remain an independent financial institution and proceed with the IPO, but indicated that she would notify the Chairman of CapStar’s board of directors, Dennis C. Bottorff, of Lawrence’s expression of interest. Shortly after being rebuffed by Tucker, Lawrence called Bottorff directly, arranged a lunch meeting, and reiterated his desire to acquire CapStar or, at the very least, a majority of its stock.

16. CapStar continued to execute the board’s plan for a public offering by filing a registration statement with the SEC on August 29, 2016. Just two days later, as CapStar was in the final stages of pricing and completing its offering, defendants continued in their attempt to scuttle the IPO by submitting a letter proposal on The Lawrence Group’s letterhead offering to acquire CapStar or, alternatively, a majority of its shares.

17. In their letter, defendants noted that they were “impressed with the quality of the CapStar franchise and the growth that has been achieved.” The letter listed as a “cc” Jason West of “Lawrence Group,” who is described by the Nashville Post as “Lawrence’s No. 2” and the “man overseeing many of investor Gaylon Lawrence’s holdings.” Two days later, CapStar’s board of directors voted unanimously to decline defendants’ proposal and to proceed with the bank’s current business strategy and IPO, and promptly notified defendants of its decision.

18. But defendants were not done. After CapStar’s board rejected their offer, defendants approached two of CapStar’s largest shareholders separately and requested to purchase all of their CapStar shares, totaling more than 30% of CapStar’s stock. The offers were made on The Lawrence Group letterhead, and they were declined.

C.	Lawrence quickly accumulates CapStar stock and violates Section 13(d) through false and misleading disclosures of his stock purchases.

19. Although their efforts to acquire control of CapStar at the time of its IPO were unsuccessful, defendants never abandoned their control intentions. Only 11 months after the IPO, they began accumulating CapStar stock through open market purchases.

20. Under Section 13(d) of the Securities Exchange Act of 1934, 15 U.S.C. § 78m(d), enacted as part of the Williams Act, any person or group that acquires more than 5% of any class of equity securities of a company must file a Schedule 13D with the SEC. Under Item 4 of Schedule 13D — which covers the “Purpose of Transaction” — a reporting person or group must disclose any “plans or proposals” that would result in either “[t]he acquisition by any person of additional securities of the issuer,” “[a]ny change in the present board of directors or management of the issuer,” or any “extraordinary corporate transaction” involving the issuer, such as a change in control or merger. 17 C.F.R. § 240.13d-101. As one court has explained, a Schedule 13D must disclose a “purpose to acquire control,” regardless of whether this purpose has taken shape as a “fixed plan.” A reporting “group” for purposes of Section 13(d) is defined as two or more persons acting together to acquire, hold or dispose of securities in furtherance of a common objective. 17 C.F.R. § 240-13d-5(b)(1).

21. Lawrence has committed multiple violations of Section 13(d) by filing disclosures that misstate his intentions for CapStar and obscure the role of The Lawrence Group. On August 11, 2017, Lawrence filed a Schedule 13D in which he disclosed a 6.2% stake in CapStar. But under Item 4, Lawrence indicated that he had acquired the shares for “investment purposes” and “ha[d] no present plans or proposals” to acquire control of CapStar or purchase additional shares.

22. That disclosure was false. Despite having reported to the SEC and the investing public that he had no plans to obtain control of the bank or acquire additional CapStar stock, Lawrence immediately went on a buying spree. Two weeks later, Lawrence amended his Schedule 13D to reflect the purchase of more than 100,000 CapStar shares, bringing his stake from 6.2% to 7.2%. But he still did not amend his previous statement that he had no plans to obtain control of the bank or acquire more shares. Nor did he disclose his efforts to acquire control of CapStar less than a year earlier.

23. Roughly two weeks later, on September 12, 2017, Lawrence filed yet another amended Schedule 13D, disclosing his acquisition of over 100,000 more shares and bringing his stake to 8.2%. A few weeks after that, on October 4, Lawrence disclosed the purchase of yet another large block of CapStar shares, bringing his position to 9.2%. And finally, on October 17, Lawrence filed yet another amendment to the Schedule 13D, disclosing the purchase of yet another 100,000+ shares, and bringing his stake to 10.2%, an increase of exactly 1.0% for the fourth time in less than two months. Still, he did not amend his disclosure that he had no plans to obtain control of CapStar or acquire additional shares.

24. If Lawrence’s public filings are to be believed, he went from owning 697,020 shares of CapStar (or 6.2%) on August 11, 2017, to owning almost double that amount — 1,156,675 shares (or 10.2%) — in less than 10 weeks, all without ever harboring any control intention or plan to acquire additional CapStar stock. Lawrence’s purported lack of a plan is belied by defendants’ own words: Jason West, who the Nashville Post reported to be “Lawrence’s No. 2,” told the Nashville Business Journal on August 14, 2017, “We feel [CapStar’s] stock is a good buy at the price that it is at this present time.” West, who is described as the man “oversee[ing] Lawrence’s Tennessee-based assets,” also said: “I think we will continue to look at investment opportunities in Nashville . . . [and] we would be interested in owning more of CapStar.” Indeed, Lawrence has been described by the Nashville Business Journal as a known “activist” investor and “accumulator.” As the Nashville Business Journal has also noted, “Lawrence has repeatedly made clear his intentions to keep investing” in and to seek control of Nashville lenders such as CapStar.

25. The reason for defendants’ surreptitious buying of CapStar’s stock is obvious: CapStar stock is thinly traded, with average volume of roughly 45,000 shares trading each day. If Lawrence disclosed his intention to buy more than 500,000 CapStar shares as he was legally required to do — over two full weeks’ worth of trading based on CapStar’s average daily trading volume — the stock price could have quickly spiked, and defendants would have had to pay more for the stock they planned to acquire.

26. Lawrence’s Schedule 13D filings are also deficient in that they do not include The Lawrence Group as a reporting person, even though Lawrence and The Lawrence Group have every hallmark of a reporting group under Section 13(d): “The Lawrence Group” holds itself out as a holding company, has its own letterhead, which defendants used in their 2016 letters seeking to acquire control of CapStar, makes public statements on behalf of Lawrence in connection with his bank investments, and has been involved in Lawrence’s efforts to acquire control of CapStar each step of the way. Lawrence has even given West, the lieutenant-in-charge of The Lawrence Group, power of attorney to sign Lawrence’s Schedule 13D filings.

D.	Lawrence crosses the 10% threshold in violation of the federal Change in Bank Control Act.

27. Under the Change in Bank Control Act of 1978 (“CBCA”), 12 U.S.C. § 1817(j), no person acting alone or in concert with others may acquire control of a federally insured banking institution without first providing 60 days’ prior written notice of the proposed transaction to federal regulators — here, the Federal Reserve. For purposes of the law, a person is presumed to obtain control of a bank, thus triggering the notice requirement, when that person crosses the threshold of owning 10% or more of the voting stock of a publicly traded bank such as CapStar. The law accordingly requires any person who wishes to obtain 10% or more of a federally insured depository institution to first obtain approval from the Federal Reserve. 12 C.F.R. § 225.41. The statute imposes civil penalties of up to $25,000 per day for ongoing violations of the notice provision. 12 U.S.C. § 1817(j)(16).

28. The notice required by the CBCA is designed to allow federal and state regulators, as well as the local community, to thoroughly investigate and vet the transaction and the proposed acquiror of a bank. For example, after receiving the 60 days’ prior written notice required by § 1817(j)(1), federal regulators must “conduct an investigation of the competence, experience, integrity, and financial ability” of the principals involved in the transaction. Id. § 1817(j)(2). They must also solicit public comment on the proposed transaction from members of the local community, seek the views and recommendations of the appropriate state banking supervisory authority (here, the Tennessee Department of Financial Institutions) as to the advisability of the transaction, and prepare a written report summarizing their findings and reasons for disapproving or approving the transaction. Id. § 1817(j)(2) & (7).

29. Under the CBCA, the Federal Reserve may disapprove a proposed transaction if the acquiring person fails to provide the information required by the CBCA or if the competence, experience, or integrity of any acquiring person suggests the transaction would not be in the interest of the public or the depositors of the bank. The Federal Reserve may also disapprove a proposed transaction if it would jeopardize the financial stability of the bank or the interests of its depositors, or if it would substantially lessen competition in the affected area of the country.

30. None of the detailed vetting processes established by Congress has occurred here, because defendants violated the CBCA by failing to provide the required 60 days’ prior written notice — and the detailed information that notice must contain — to the Federal Reserve. The required information includes: (1) the identity, personal history, business background and experience of the proposed acquiror, (2) a statement of that person’s assets and liabilities, (3) the terms and conditions of the transaction and the manner in which control is to be acquired, (4) the identity, source and amount of funds to be used in making the acquisition, (5) any proposals the person may have to sell, merge, liquidate, or make any other major change in the bank’s business or corporate structure or management, (6) the identity of all persons retained to make solicitations to stockholders in connection with the acquisition, and (7) any additional relevant information required by regulation or request.

31. The Federal Reserve, the Nashville community and Tennessee state regulators have thus been deprived of their statutory prerogative to vet Lawrence’s acquisition of a 10% stake in CapStar or to vet the organization through which he manages and controls banks, namely, The Lawrence Group. The required investigation by the Federal Reserve has not occurred. The Tennessee Department of Financial Institutions has had no opportunity to provide its views on Lawrence’s suitability. And the Nashville community — of which CapStar and its stakeholders are constituents — has also been completely disregarded.

32. In addition to defendants’ clear violation of the CBCA, they have also violated Section 13(d) by failing to even mention the existence of the CBCA in the Schedule 13D disclosures, that Lawrence’s purchases would be subject to that law, or that Lawrence is in violation of it. Lawrence’s most recent Schedule 13D amendment actively misleads investors, stating that Lawrence “may acquire additional securities of” CapStar even though Lawrence illegally owns 10.2% of CapStar and is thus prohibited from purchasing additional shares by the CBCA’s 10% restriction.

E.	The Lawrence Group is in violation of Tennessee law by controlling banks when it is not a bank holding company.

33. Tennessee Code Section 45-2-107(a)(3) provides that “No company that is not a bank holding company shall acquire, form or control a bank.” The Lawrence Group is in violation of this statute, and Tennessee law expressly provides that, upon a violation of Section 45-2-107(a), “any . . . interested person, which shall include, but not be limited to, any Tennessee Bank or Tennessee bank holding company, may apply, for equitable relief, including, but not limited to, a permanent or temporary injunction or restraining order, to . . . any court of the United States having jurisdiction.” Tenn. Code Ann. § 45-2-107(a)(4).

34. The Lawrence Group controls banks. Under Tennessee law, “control” has “the meaning set forth in . . . the [federal] Bank Holding Company Act,” Tenn. Code Ann. § 45-2- 107(a)(1)(E), which, in turn, creates a presumption of control where a person holds “power to vote 10 percent or more of any class of voting securities of [a bank],” 12 C.F.R. § 225.41(c)(2). See also 12 U.S.C. § 1841(a) (2), (3). And under the Bank Holding Company Act, control does not necessarily require direct ownership over a bank’s stock — control can be established “directly or indirectly.” See 12 U.S.C. § 1841(a)(2)(A). A company’s influence need not be “absolute” to establish indirect control — the key is whether a person or entity is able to “play a significant role in the decisionmaking process” of a bank. FRRS 4-820, 2011 WL 5508482 (current as of September 2017).

35. Correspondence from The Lawrence Group states that Gaylon Lawrence is the owner of five bank holding companies and six banks in Tennessee, Arkansas and Missouri. The six banks are: (1) F&M Bank in Clarksville, Tennessee; (2) Piggott State Bank in Piggott, Arkansas; (3) Farmers Bank in Blytheville, Arkansas; (4) First Missouri State Bank of Cape County/Cape Girardeau in Cape Girardeau, Missouri; (5) First Missouri State Bank of Poplar Bluff in Poplar Bluff, Missouri; and (6) First Missouri Bank of SEMO in Kennett, Missouri.

36. By virtue of its affiliation with Lawrence, The Lawrence Group controls these banks and is a presumptive controller of CapStar. The Lawrence Group also exerts control through its other associates. Jason West, in his capacity as “Executive Manager of The Lawrence Group,” is a director of at least one of Lawrence’s banks, F&M Financial Corp, which is based in Tennessee. And Lawrence’s October 17, 2017 amendment to his Schedule 13D was signed by West pursuant to a power of attorney given to him. Through this power of attorney, The Lawrence Group has control over Lawrence’s federal securities filings relating to the position he is accumulating in CapStar.

37. The Lawrence Group is also a “company” within the meaning of Tennessee Code Section 45-2-107(a)(3). That term also “has the meaning set forth in . . . the [federal] Bank Holding Company Act,” Tenn. Code Ann. § 45-2-107(a)(1)(D), which, in turn, defines “[c]ompany” to include any corporation, partnership, business trust, association, or similar organization, 12 U.S.C. § 1841(b). Lawrence himself identifies The Lawrence Group as a “holding company” in his Section 13D filings. The Lawrence Group has been continuously doing business since as early as 2008, when it made a failed hostile attempt to acquire U.S. Sugar. And it has a business address and multiples employees. Indeed, when defendants made their offer to acquire CapStar on Lawrence Group letterhead, they even offered to have CapStar meet with The Lawrence Group’s “leadership team.”

38. Although The Lawrence Group controls banks, including Tennessee banks, it does not satisfy the criteria to be a bank holding company under Tennessee law, and therefore is in violation of Tennessee Code Section 45-2-107. To determine whether a company is a “bank holding company,” and thus capable of controlling a bank, Tennessee law again looks to whether the “company . . . is a bank holding company under the [federal] Bank Holding Company Act,” Tenn. Code Ann. § 45-2-107(a)(1)(B). To be a bank holding company under that statute, a company must receive “prior approval” from the Federal Reserve and must not be engaged in nonfinancial activities. See 12 U.S.C. § 1842(a)(1); 12 C.F.R. § 225.21(a).

39. The Lawrence Group is not a bank holding company because it is not registered with the Federal Reserve and is engaged in a range of nonfinancial activities, including farming enterprises and air conditioning distributorships. The Lawrence Group touts on the Nashville Chamber of Commerce website that it “has more than 75 years’ experience operating large farming enterprises and own[s] and manage[s] one of the largest row crop farming enterprises in the country, including land in Illinois, Missouri, Arkansas, Mississippi and Florida,” and also owns “air conditioning distributorships” throughout the country.

40. To become a bank holding company, The Lawrence Group would have to divest its nonfinancial assets and operations and thereafter undergo a detailed and uncertain application process with the Federal Reserve that typically takes many months or more than a year.

CAUSES OF ACTION

COUNT I

(Violations of Section 13(d) of the Exchange Act)

41. CapStar repeats the allegations of the preceding paragraphs as if fully set forth herein.

42. Section 13(d) of the Exchange Act and SEC Rules promulgated thereunder require any person or group who has obtained more than 5% of the outstanding shares of a company to disclose any plans or proposals that would result in “[t]he acquisition by any person of additional securities of the issuer,” “[a]ny change in the present board of directors or management of the issuer,” or any “extraordinary corporate transaction” involving the issuer, such as a change in control or merger. 17 C.F.R. § 240.13d-101.

43. Defendants violated this requirement by falsely disavowing any plan to acquire control of CapStar or additional stock in the bank. Defendants also violated Section 13(d) by failing to identify The Lawrence Group as part of the reporting group.

44. In addition, defendants violated Section 13(d) by failing to disclose that Lawrence’s purchases of CapStar shares were in violation of federal and Tennessee banking law.

45. Lawrence’s Schedule 13D and each of its subsequent amendments were materially false and misleading in that they misstated or omitted material information that must be disclosed under Section 13(d) and SEC Rules promulgated thereunder.

46. Absent injunctive relief, CapStar and its shareholders will be irreparably harmed by Lawrence’s false securities filings, as well as defendants’ effort to mount a creeping takeover of CapStar on the back of false and misleading disclosures.

COUNT II

(Violations of the CBCA, 12 U.S.C. § 1817)

47. CapStar repeats the allegations of the preceding paragraphs as if fully set forth herein.

48. As detailed above, under the CBCA, no person can “acquire control of any insured depository institution unless the appropriate Federal banking agency [here, the Federal Reserve] has been given 60 days’ prior written notice of such proposed acquisition.” 12 U.S.C. § 1817(j)(1). Any person that controls more than 10% of a bank’s voting stock, as defendants do here, is presumed to possess “control” over the bank, thus triggering the CBCA’s notice requirement. 12 C.F.R. § 225.41(c)(2).

49. Because defendants did not provide 60 days’ prior written notice to the Federal Reserve before obtaining their 10.2% stake in the outstanding voting shares of CapStar, they are in violation of the CBCA. CapStar and its public shareholders are suffering irreparable harm as a result of defendants’ attempt to avoid the federally mandated vetting process for persons who wish to acquire control of banks.

COUNT III

(Violations of Tennessee Code Section 45-2-107)

50. CapStar repeats the allegations of the preceding paragraphs as if fully set forth herein.

51. As detailed above, under Tennessee law, a company may “acquire, form or control a bank” only if it is a federally registered bank holding company. Tenn. Code Ann. § 45-2-107(a)(3); 12 U.S.C. § 1842(a)(1). Any person that acquires 10% or more of the voting stock of a bank is presumed to “control” the bank for purposes of the statute.

52. Tennessee law looks to the federal Bank Holding Company Act to define a “bank holding company.” Tenn. Code Ann. § 45-2-107(a)(1)(B). To be a bank holding company under the Bank Holding Company Act (and thus under Tennessee law), a company must receive “prior approval” from the Federal Reserve, and the company may not be engaged in nonfinancial activities. 12 U.S.C. § 1841(a)(1); 12 C.F.R. § 225.21(a).

53. Lawrence owns five bank holding companies and six banks, including in Tennessee, Missouri and Arkansas, and he also owns 10.2% of CapStar. The Lawrence Group is Lawrence’s vehicle to control these banks. Under Tennessee law, The Lawrence Group must be a bank holding company to own or “control a bank.” Tenn. Code Ann. § 45-2-107(a)(3). But it is not: The Lawrence Group is not registered with the Federal Reserve as a bank holding company and engages in a number of impermissible nonfinancial activities, including owning one of the largest row crop farming enterprises in the country and owning air conditioning distributorships, among other business interests.

54. The Lawrence Group is thus in violation of Tennessee Code Section 45-2-107. CapStar and its public shareholders are suffering irreparable harm as a result of being subject to the control of a company that is not a bank holding company.

PRAYER FOR RELIEF

WHEREFORE, plaintiff CapStar respectfully requests that this Court:

a) Declare that defendants have violated, and continue to be in violation of, Section 13(d) of the Securities Exchange Act of 1934;

b) Declare that defendants have violated, and continue to be in violation of the federal Change in Bank Control Act;

c) Declare that defendants have violated, and continue to be in violation of, Tennessee Code Section 45-2-107;

d) Preliminarily and permanently enjoin defendants, defendants’ agents and employees, and all persons acting in concert with defendants, from any further violations of the foregoing statutes and to remedy any violations of such laws;

e) Require defendants to cure their defective disclosures pursuant to Section 13(d) of the Exchange Act;

f) Order that defendants sell or dispose of any and all shares purchased in violation of federal and state law and restrain any further purchases of CapStar shares until defendants comply with the law;

g) Order defendants to divest all banks, bank holding companies or investments acquired, possessed, or maintained in violation of Tennessee Code Section 45-2-107;

h) Award CapStar such costs of court and reasonable attorneys’ fees and expenses as may be allowed by law; and

i) Award CapStar such other and further relief as is just and appropriate, including, in the alternative, an award of damages.

Respectfully submitted,

s/ Steven A. Riley
Steven A. Riley (BPR # 6258)
James N. Bowen (BPR # 24082)
RILEY WARNOCK & JACOBSON, PLC 1906 West End Avenue
Nashville, TN 37203
Telephone: (615) 320-3700
Facsimile: (615) 320-3737
sriley@rwjplc.com jimbowen@rwjplc.com

WACHTELL, LIPTON, ROSEN & KATZ
Edward D. Herlihy (pro hac vice to be filed)
Richard K. Kim (pro hac vice to be filed)
Stephen R. DiPrima (pro hac vice to be filed)
Scott Stevenson (pro hac vice to be filed)
Adam Sowlati ( pro hac vice to be filed) 51 West 52nd Street
New York, New York 10019-6150
Telephone: (212) 403-1000
Facsimile: (212) 403-2000

Attorneys for Plaintiff CapStar Financial Holdings, Inc.